For Period ended 12/31/05                                         Series 3,4,5,6
File Number 811-8672

Sub-Item 77Q3:   Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:     Citibank, A.S.
Foreign Country:   Turkey
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Uganda Limited
Foreign Country:   Uganda
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     ING Bank Ukraine
Foreign Country:   Ukraine
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     HSBC Bank Middle East Limited
Foreign Country:   United Arab Emirates
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     State Street Bank and Trust Company, United Kingdom branch
Foreign Country:   United Kingdom
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     BankBoston, N.A.
Foreign Country:   Uruguay
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Citibank, N.A.
Foreign Country:   Venezuela
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:   Vietnam
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zambia Plc.
Foreign Country:   Zambia
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zimbabwe Limited
Foreign Country:   Zimbabwe
Type of Custody:   Foreign Custodian Rule 17f-5